TIDAL TRUST II 485BPOS

Exhibit 99(h)(i)(14)

THIRTEENTH AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRTEENTH AMENDMENT effective as of November 9, 2023, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of July 5, 2022, as amended, is entered into by and between Tidal Trust II, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended, to:

Add the following series:

●	Hilton Small-MidCap Opportunity ETF;

Remove the following series:

●	REX Daily 2X COIN ETF

●	REX Daily 2X GME ETF

●	REX Daily 2X AMC ETF

●	REX Daily 2X PTON ETF

●	REX Daily 2X TLRY ETF

●	REX Daily 2X NKLA ETF

●	REX Daily 2X HOOD ETF

●	REX Daily 2X BYND ETF

●	REX Daily 2X PENN ETF; and

Reflect a change in name from the REX Daily 2X MSTR ETF to the REX Daily Target 1.5X MSTR ETF.

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST II	TIDAL ETF SERVICES LLC

On behalf of each series listed on

Amended Exhibit A attached hereto

By:	/s/ Lissa M. Richter	By:	/s/ Eric Falkeis
Name:	Lissa M. Richter	Name:	Eric Falkeis
Title:	Secretary	Title:	President

Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal Trust II

Name of Series

Carbon Collective Climate Solutions U.S. Equity ETF

YieldMax Innovation Income Strategy ETF
YieldMax KWEB Option Income Strategy ETF
YieldMax GDX Option Income Strategy ETF
YieldMax XBI Option Income Strategy ETF
YieldMax TLT Option Income Strategy ETF
YieldMax AAPL Option Income Strategy ETF
YieldMax AMZN Option Income Strategy ETF
YieldMax BRK.B Option Income Strategy ETF
YieldMax COIN Option Income Strategy ETF
YieldMax META Option Income Strategy ETF
YieldMax GOOG Option Income Strategy ETF
YieldMax NFLX Option Income Strategy ETF
YieldMax NVDA Option Income Strategy ETF
YieldMax SQ Option Income Strategy ETF
YieldMax TSLA Option Income Strategy ETF
YieldMax MSTR Option Income Strategy ETF
YieldMax ABNB Option Income Strategy ETF
YieldMax AMD Option Income Strategy ETF
YieldMax MRNA Option Income Strategy ETF
YieldMax PYPL Option Income Strategy ETF
YieldMax DIS Option Income Strategy ETF
YieldMax JPM Option Income Strategy ETF
YieldMax MSFT Option Income Strategy ETF
YieldMax XOM Option Income Strategy ETF
YieldMax AI Option Income Strategy ETF
YieldMax ROKU Option Income Strategy ETF
YieldMax SNOW Option Income Strategy ETF
YieldMax ZM Option Income Strategy ETF
YieldMax ADBE Option Income Strategy ETF
YieldMax NKE Option Income Strategy ETF
YieldMax ORCL Option Income Strategy ETF
YieldMax INTC Option Income Strategy ETF
YieldMax BIIB Option Income Strategy ETF
YieldMax BA Option Income Strategy ETF
YieldMax TGT Option Income Strategy ETF

The Meet Kevin Pricing Power ETF
The Meet Kevin Select ETF
The Meet Kevin Moderate ETF

REX Daily Short MSTR ETF
REX Daily Short COIN ETF
REX Daily Short GME ETF
REX Daily Short AMC ETF

REX Daily Short PTON ETF
REX Daily Short TLRY ETF
REX Daily Short NKLA ETF
REX Daily Short HOOD ETF
REX Daily Short BYND ETF
REX Daily Short PENN ETF

Nicholas Fixed Income Alternative ETF

Pinnacle Focused Opportunities ETF

Veridien Climate Action ETF

REX Daily Target 1.5X MSTR ETF

Return StackedTM Bonds & Managed Futures ETF
Return StackedTM Global Stocks & Bonds ETF
Return StackedTM U.S. Stocks & Managed Futures ETF

DGA Absolute Return ETF

Tactical Advantage ETF

Clouty Tune ETF

Roundhill Generative AI & Technology ETF

CNIC ICE U.S. Carbon Neutral Power Futures Index ETF

Blueprint Chesapeake Multi-Asset Trend ETF

Grizzle Growth ETF

Cboe® Validus S&P 500® Dynamic PutWrite Index ETF

Defiance Nasdaq 100 Enhanced Options Income ETF
Defiance S&P 500 Enhanced Options Income ETF
Defiance R2000 Enhanced Options Income ETF

CoreValues Alpha Greater China Growth ETF

Hilton Small-MidCap Opportunity ETF

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